Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Nabi Biopharmaceuticals pertaining to the Nabi 2000 Employee Stock Purchase Plan of our report dated February 4, 2003, with respect to the consolidated financial statements and schedule of Nabi Biopharmaceuticals included in its Annual Report (Form 10-K) for the year ended December 28, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida
September 18, 2003